                   As filed with the Securities and Exchange
                           Commission on June 3, 1998
                             Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                           ========================


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           ========================

                       THE ULTIMATE SOFTWARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    65-0694077
(State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                 Identification No.)


                               3111 Stirling Road
                            Ft. Lauderdale, FL 33312
                             (Address of Principal
                         Executive Offices) (Zip Code)

                       The Ultimate Software Group, Inc.
                         Nonqualified Stock Option Plan
                           (Full Title of the Plans)

                                  Scott Scherr
                       The Ultimate Software Group, Inc.
                               3111 Stirling Road
                            Ft. Lauderdale, FL 33312
                                 (954) 266-1000
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


--------------------------------------------------------------------------------------------------------------------------
                                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
 Title of securities    Amount to be registered     Proposed maximum         Proposed maximum     Amount of registration
   to be registered                                offering price per       aggregate offering              fee
                                                          share                   price
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per                 5,059,091 1             $10.09 2                $51,046,228 2             $15,070
share
--------------------------------------------------------------------------------------------------------------------------

1 This Registration Statement shall also cover any additional shares of Common Stock which become issuable under The Ultimate Software Group, Inc. Non-qualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding shares of the Company's Common Stock.

2 Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the NASDAQ on June 2, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus (the "Prospectus") that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 1.  PLAN INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission pursuant to Section 13 of the Exchange Act are incorporated herein by reference:

(a) The Company's Registration Statement on Form S-1, Registration No. 333-47881 filed with the Commission on March 13, 1998, including any amendments filed thereto;

(b) The Company's prospectus filed with the Commission on June 2, 1998 under Rule 424(b)(1) in connection with the Company's Registration Statement No. 333-47881; and

(c) Description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, Registration No. 000-24347, filed with the Commission on May 27, 1998, including any further amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge to each participant under the Plan, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Ultimate Software Group, Inc., 3111 Stirling Road, Ft. Lauderdale, FL 33312, Attention: Sarah H. Bodman, telephone number (954) 266-1000.

ITEM 4.           NOT APPLICABLE

ITEM 5.           NOT APPLICABLE

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Certificate of Incorporation of The Ultimate Software Group, Inc. (the "Company") provides for indemnification, to the fullest extent permitted by law, of any person who was or is a director, officer, employee or agent of the Company or was serving in such capacity at another entity at the Company's request (each, an "Indemnified Person"), and is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether derivative or not. Indemnification continues as to an Indemnified Person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of an Indemnified Person. The indemnification provisions in the Certificate of Incorporation are non-exclusive and allow the Company to indemnify by agreement or vote of stockholders or disinterested directors.

                  Any indemnification is subject to applicable law requiring a case-by-case determination that indemnification is appropriate.

                  The Certificate of Incorporation permits the Company to, and the Company intends to, purchase liability insurance on behalf of any such person against any liability which may be asserted.

                  The Certificate of Incorporation also authorizes, to the fullest extent allowed by law, indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as well as the advancement of expenses to an Indemnified Person.

ITEM 7.           NOT APPLICABLE

ITEM 8.           EXHIBITS

Exhibit                      Description
Number
 4.1                  -      Instruments defining the rights of stockholders.
                             Reference is hereby made to the Company's
                             Registration Statement No. 000-24347 on Form 8-A, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).

 5.1                  -      Opinion of Dewey Ballantine LLP as to legality of
                             securities being registered

23.1                  -      Consent of Arthur Andersen LLP

23.2                  -      Consent of Dewey Ballantine LLP (included in
                             Exhibit 5.1)

99.1                  -      The Ultimate Software Group, Inc. Nonqualified
                             Stock Option Plan (incorporated by reference to
                             Exhibit 10.7 to the Company's Registration
                             Statement on Form S-1 (File No. 333-47881)).

99.2                  -      Form of The Ultimate Software Group, Inc. Non-
                             qualified Stock Option Agreement

ITEM 9.           UNDERTAKINGS

     (a)          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) to include any material information with respect to the plans of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Company's Nonqualified Stock Option Plan.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of June, 1998.

                              THE ULTIMATE SOFTWARE GROUP, INC.




                         By:  /s/ Mitchell K. Dauerman
                              -------------------------------------------------
                              Mitchell K. Dauerman
                              Executive Vice President, Chief Financial Officer
                                      and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on June 1, 1998 by the following persons in the capacities indicated.

                         Signature                                          Title
   /s/ Scott Scherr                                            President, Chief Executive Officer
-------------------------------------------------------        and Director
                        Scott Scherr

   /s/ Mitchell K. Dauerman                                    Executive Vice President, Chief Financial
-------------------------------------------------------        Officer (Principal Financial Officer and
                    Mitchell K. Dauerman                       Principal Accounting Officer) and Treasurer

    /s/ Alan S. Goldstein                                      Executive Vice President, Chief
-------------------------------------------------------        Technology Officer and Director
                   Alan S. Goldstein

    /s/ Marc D. Scherr                                         Director
-------------------------------------------------------
                    Marc D. Scherr


                                                               Director
-------------------------------------------------------
                   Ofer Nemirovsky

   /s/ LeRoy A. Vander Putten                                  Director
-------------------------------------------------------
                   Leroy A. Vander Putten

  /s/ Rick Wilber                                              Director
-------------------------------------------------------
                        Rick Wilber

  /s/ Robert A. Yanover                                        Director
-------------------------------------------------------
                     Robert A. Yanover